                                                                    EXHIBIT 10.1


                               FIRST AMENDMENT TO
                   FIRST AMENDED AND RESTATED LOAN AGREEMENT


     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT, dated as of September 24, 1996 (this "Amendment"), is made and entered into by and between

     AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation with its principal offices in Houston, Texas (the "Borrower");

     FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), and the other financial institutions that hereafter become parties to the Loan Agreement as hereinafter defined (collectively, the "Lenders"); and

     FIRST UNION, as Agent for the Lenders to the extent described in ARTICLE IX of the Loan Agreement (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, Lenders, and the Agent are parties to a Loan Agreement, dated as of December 5, 1994, as amended by (i) a First Amendment to Loan Agreement, dated as of March 23, 1995 and (ii) a First Amended and Restated Loan Agreement, dated as of January 31, 1996 (such agreement, as amended and restated, being referred to as the "Loan Agreement"), pursuant to which the Lenders have made a revolving credit facility (including a letter of credit subfacility) and term loan facility available to the Borrower in the principal amount of $35,000,000. Capitalized terms not otherwise defined herein shall have the meanings as defined in the Loan Agreement.

     B. The Borrower, and the Agent have executed a Commitment Letter, dated July 26, 1996, pursuant to which the parties have stated their intent to enter into a new reducing revolving credit facility in the principal amount of $150,000,000 (the "New Facility") to replace and expand the credit facilities under the Loan Agreement.

     C. For the period from the date of this Amendment to the closing of the New Facility, the parties desire to amend the Loan Agreement in order to change certain interest and fee provisions therein. To effect such amendment, the Borrower, the Lenders, and the Agent have entered into this Amendment.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Agent hereby agree as follows:

                                   ARTICLE I

                                   AMENDMENT

     The Loan Agreement is hereby amended as follows:

     1.1. Amendment of Defined Terms. SECTION 1.1 of the Loan Agreement is amended by deleting therefrom definitions of the term "Applicable Margin" and replacing it with the following definition:

          "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized EBITDA calculated as provided below:


       Ratio of Consolidated         Applicable Margin   Applicable Margin
     Debt to Annualized EBITDA          (LIBOR Rate)        (Base Rate)
-----------------------------------  ------------------  ------------------
Greater than 3.00 to 1.0                          1.50%               0.25%
Greater than 2.25 to 1.0 but less                 1.25%               0.00%
 than or equal to 3.00 to 1.0
Greater than 1.50 to 1.0 but less                 1.00%               0.00%
 than or equal to 2.25 to 1.0
Greater than 1.00 to 1.0 but less                 0.75%               0.00%
 than or equal to 1.50 to 1.0
Less than or equal to 1.00 to 1.0                 0.50%               0.00%

          From the date of this Amendment until the fifth (5th) day after delivery of the financial statements pursuant to SECTION 5-1(B) below for the fiscal quarter ending September 30,1996, the Applicable Margin shall be set based on the financial statements pursuant to SECTION 5.1(B) below for the fiscal quarter ended June 30, 1996 and, thereafter, reset from time to time in accordance with the above matrix on the fifteenth (15th) day after delivery by the Borrower in accordance with SECTIONS 5.1(B) and (C) of financial statements together with a Compliance Certificate (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate).

     1.2. Commitment Fee. SECTION 2.7 of the Loan Agreement is amended by deleting such section in its entirety and replacing it with the following section:

     2.7 Fees. The Borrower agrees to pay the Agent, for the ratable benefit of each Lender, a commitment fee per annum determined pursuant to the following table, for the period from the date of this Amendment to the closing of the New Facility.

Ratio of Consolidated
Debt to Annualized EBITDA                               Commitment Fee
--------------------------                              --------------
Greater than 2.25 to 1.0                                        .375%
Less than or equal to 2.25 to 1.0                               .20%

          The commitment fee shall be applied to the average daily Total Unutilized Commitment, payable in arrears on the last Business Day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 1996, and calculated on the basis of actual days elapsed over a year of 360 days. From the date of this Amendment until the fifth (5th) day after delivery of the financial statements pursuant to SECTION 5.1(B) below for the fiscal quarter ending September 30,1996, such commitment fee shall be set based on the financial statements pursuant to SECTION 5.1(B) below for the fiscal quarter ended June 30, 1996 and, thereafter, reset from time to time in accordance with the above matrix on the fifteenth (15th) day after delivery by the Borrower in accordance with SECTIONS 5.1(B) and (C) of financial statements together with a Compliance Certificate (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate).

     1.3. Termination of Amendment. This Amendment shall terminate and be of no further force and effect upon the expiration or termination of the Commitment Letter for any reason other than the closing of the New Facility. From and including the date of any termination of this Amendment, the Loan Agreement shall continue in force and effect as if this Amendment had not been entered into by the parties.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants that:

     2.1. Compliance with Loan Agreement. The Borrower is in compliance with all terms and provisions set forth in the Loan Agreement to be observed or performed, except where the Borrower's failure to comply has been waived in writing by the Lenders.

     2.2. Representations in Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement, except for those relating to a specific date other than the date hereof, are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

     2.3. No Event of Default. No Event of Default nor any event that upon notice, lapse of time or both would become an Event of Default is continuing other than those, if any, waived in writing by the Lenders.

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

     2.4. Continuing Security Interests. All Loans and advances by the Lenders to the Borrower under the Loan Agreement, as amended hereby, and the Notes will continue to be secured by the Agent's security interest in all of the Collateral granted under the Loan Agreement or other Loan Documents, and nothing herein will affect the validity, perfection or enforceability of such security interests.

                                  ARTICLE III

                                 EFFECTIVE DATE

     This Amendment shall be effective upon its execution by the Borrower, the Agent and the Lenders.

                                   ARTICLE IV

                         MODIFICATION OF LOAN DOCUMENTS

     The other Loan Documents are amended as follows:

     Any individual or collective reference in any of the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby and as further amended from time to time.

                                   ARTICLE V

                                    GENERAL

     5.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected. As used in the Loan Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     5.2. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     5.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     5.4. Fees, Expenses and Indemnity. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of

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

this Amendment, including, without limitation, all reasonable attorneys' fees. The provisions of SECTION 10.7 of the Loan Agreement shall apply fully to this Amendment.

     5.5. Further Assurance. The Borrower shall execute and deliver to the Lenders such documents, certificates and opinions as the Lender may reasonably request to effect the amendment contemplated by this Amendment.

     5.6. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

     5.7. Valid Amendment. The parties acknowledge that this Amendment complies in all respects with SECTION 10.8 of the Loan Agreement, which sets forth the requirements for amendments thereto.

     IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have executed this Amendment as of the date hereof.

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By:/s/ L. Fred Pounds
                                 ------------------
                                 L. Fred Pounds, Chief Financial Officer



                              FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA


                              By:/s/ Ann M. Dodd
                                 ---------------
                                 Ann M. Dodd, Senior Vice President



                              FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA, AS AGENT


                              By:/s/ Ann M. Dodd
                                 ---------------
                                 Ann M. Dodd, Senior Vice President

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